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                                                                    EXHIBIT 23.2

                           [LETTERHEAD APPEARS HERE]


                                 June __, 1998



Board of Directors
Pulaski Financial Corp.
12300 Olive Boulevard
St. Louis, Missouri 63141

    RE:   Pulaski Financial Corp.
          Registration Statement on Form S-1

To the Board of Directors:

     We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein under the headings "THE CONVERSION AND REORGANIZATION -- Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank" and "LEGAL AND TAX OPINIONS."

                                        Sincerely,



                                        BREYER & AGUGGIA LLP

Washington, D.C.